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                                                                 EXHIBIT 10.27.4


                              CAIS Internet, Inc.
                      1255 22nd Street, N.W. - 4th Floor
                            Washington, D.C. 20037
                              Tel. (202) 715-1300
                              Fax (202) 463-7190



                                                        April 23, 1999

Mr. Dennis Koci
Senior Vice President
Hilton Hotels Corporation
9336 Civic Center Drive
Beverly Hills, CA 90210

Dear Dennis:

This letter will confirm the understanding and agreement among Hilton Hotels Corporation ("HHC"), CAIS, Inc. and CAIS Internet, Inc. (CAIS, Inc. and CAIS Internet, Inc. referred to jointly as "CAIS") regarding the establishment of a Hilton Hotel Digital Entertainment Fund (the "Fund").

1. The purpose of the Fund is for the parties to jointly explore opportunities to develop future digital entertainment solutions for guest rooms, and meeting and other function rooms, at HHC properties. The opportunities would include, but would not be limited to, the creation, design, installation and implementation of digital video and audio services to be used by HHC guests and others at HCC properties.

2. CAIS agrees that not later than ten (10) business days following the effective date of CAIS Internet, Inc.'s initial public offering of its common stock, for the purpose of funding the Fund, CAIS shall contribute into an account (the "Fund"), to be jointly owned by CAIS and HHC, One Hundred Thirty-Three Thousand (133,000) shares of the common stock of CAIS Internet, Inc. (the "Contributed Shares"), with 50% of the Contributed Shares allocated to a CAIS sub-account within the Fund. HHC will not contribute to the initial funding of the Fund. In the future, by mutual agreement, additional funding mechanisms for the Fund may be developed by the parties, with 50% of any such future contributions to the Fund allocated to the HHC sub-account and 50% to the CAIS sub-account. If the effective date of CAIS Internet, Inc.'s initial public offering or of its common stock does not occur on or before November 1, 1999, then the parties agree that this letter agreement shall be null and void.

3. HHC and CAIS Internet, Inc. agree that the Contributed Shares allocated to the HHC sub-

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account are included within the definition of Registrable Securities under the terms of the Warrant Agreement of even date herewith between CAIS Internet, Inc. and HHC, and HHC shall have all registration rights with respect to the Contributed Shares allocated to the HHC sub-account that HHC has with respect to the Registrable Securities referenced in such Warrant Agreement. At any time following the effectiveness of a registration statement covering the Contributed Shares allocated to the HHC sub-account or if HHC is entitled to sell such shares under U.S. Securities and Exchange Commission Rule 144 or otherwise, HHC shall have the right to sell any or all of the Contributed Shares in HHC's sub-account provided that the proceeds of any such transaction(s) remain in HHC's sub-account of the Fund.

4. HHC and CAIS commit to work together over the next 24 months to develop and refine the direction and goals of the Fund.

5. In the event that at any time following such 24 month period, after good faith and diligent negotiations, HHC and CAIS are unable to agree upon the direction and goals of the Fund, then in such event the Fund would be terminated, and HHC and CAIS Internet, Inc. each would be entitled to ownership of the assets contained in their respective Fund sub-accounts.

If the above meets with your understanding and approval, please so indicate by acknowledging below on behalf of HHC.

Sincerely,


/s/ William M. Caldwell, IV
______________________________
William M. Caldwell, IV
President, CAIS Internet, Inc.
President, CAIS, Inc.


                                                Agreed:

                                                Hilton Hotels Corporation
                                                a Delaware corporation


                                                By:    /s/ Seth Keri
                                                      _____________________

                                                Name:
                                                      _____________________

                                                Title: SVP-HHC
                                                      _____________________

                                                Date:  4/23/99
                                                      _____________________


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